                                                    Exhibit 4(a)



          THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT



     Amendment, dated as of June 13, 1997, among ANADARKO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), the Banks named on the signature pages hereof (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK, as Agent for the Banks (the "Agent").

     WHEREAS, the Company, the Banks and the Agent have entered into a Revolving Credit Agreement, dated as of May 24, 1994 (as amended by the First Amendment to Revolving Credit Agreement, dated as of May 23, 1995, and the Second Amendment to the Revolving Credit Agreement, dated as of May 21, 1996, the "Agreement"), and desire further to amend the Agreement in the manner and to the extent herein provided.

     NOW THEREFORE, the Company, each Bank and the Agent agree as follows:

     1. As used herein, the term "Amendment Date" shall mean June 13, 1997 or such other date as the parties hereafter shall agree upon. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned such term in the Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

     2.    The  Company,  the  Banks and the  Agent  agree  that,
subject to the conditions set forth in Section 3 hereof,   as  of
the date hereof the Agreement shall be amended as follows:

     (a) Section 1.01 of the Agreement shall be amended as follows:

          (i) The definition of "Agent" shall be amended by replacing "Chemical Bank" with "The Chase Manhattan
          Bank".

          (ii) The definition of "Chemical" is replaced in its entirety by "'Chase' - The Chase Manhattan Bank". Except as otherwise expressly provided herein, each reference to "Chemical" contained in the Agreement shall from and after the date hereof be replaced by a reference to "Chase".

          (iii) The definition of "Commitment" shall be replaced in its entirety by the following:

               "  'Commitment' - As to each  Bank,
               its obligation to make Loans to the
               Company pursuant to Section 2.01 in
               the  amount set forth opposite  its
               name below, as such obligation  may
               be   reduced   pursuant   to   this
               Agreement:
                                   Amount of        Percentage of
     Bank                          Commitment        Commitment
The Chase Manhattan Bank           $ 35,357,142.87     15.71%
Morgan Guaranty Trust Company
     of New York                   $ 30,535,714.29     13.57%
NationsBank of Texas, N.A.         $ 30,535,714.29     13.57%
Bank of America, Illinois          $ 25,714,285.71     11.43%
Bank of Montreal                   $ 25,714,285.71     11.43%
The First National Bank of Chicago $ 25,714,285.71     11.43%
Mellon Bank, N.A.                  $ 25,714,285.71     11.43%
Union Bank of Switzerland,
     Houston Agency                $ 25,714,285.71     11.43%
     TOTAL                         $225,000,000.00    100.00%"

          (iv) The definition of "Termination Date" shall be amended by replacing the date "June 30, 2001" with the date "June 30, 2002".

     (b) The Pricing Schedule in the form of Exhibit A shall be replaced in its entirety by the Pricing Schedule in the form of Exhibit A attached hereto.

     3. The amendments specified in Section 2 hereof shall be effective as of the date hereof upon the receipt by the Agent, on or prior to the Amendment Date, of:

     (a) A certificate signed by a responsible officer of the Company, dated the Amendment Date, to the effect that:

          (i)   the  representations and warranties contained  in
          Section 3.01 of the Agreement are true and accurate on and as of the Amendment Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

          (ii) no event has occurred and is continuing, or would result from the execution, delivery and performance of this Amendment, which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or the lapse of time, or both; and

          (iii) the Company is in compliance with all the terms, covenants and conditions of the Agreement which are binding upon it;


     (b) An opinion of the General Counsel of the Company, dated the Amendment Date, the effect that:

          (i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation and is in good standing in the States of Colorado, Kansas, Louisiana, Montana, Nevada, New Mexico, Oklahoma, Texas and Wyoming;

          (ii) this Amendment has been duly authorized, executed and delivered by the Company;

          (iii) this Amendment, assuming due authorization, execution and delivery hereof by the Banks and the Agent, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (iv) the execution, delivery and performance by the Company of this Amendment will not (x) conflict with the restated certificate of incorporation or by-laws of the Company, each as in effect on the date of such opinion, (y) contravene any applicable provision of any applicable law or applicable order or (z) conflict with any provision of any indenture, loan agreement or other similar agreement or instrument known to such counsel (having made due inquiry with respect thereto) binding on the Company or affecting its property;

          (v) no authorization, consent or approval of any governmental body or agency of the State of Texas or the United States of America which has not been obtained is required in connection with the execution, delivery and performance by the Company of this Amendment; and

          (vi) to the knowledge of such counsel (having made due inquiry with respect thereto), there is no proceeding pending or threatened before any court or administrative agency which, in the opinion of such counsel, will result in a final determination which would have the effect of preventing the Company from carrying on its business or from meeting its current and anticipated obligations on a timely basis.

     In  rendering  such  opinion, the  General  Counsel  of  the
     Company shall opine only as to matters governed by the Federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the
     State of Delaware and such counsel may state that he has relied on certificates of state officials as to qualification to do business and good standing certificates of officers of the Company and other sources believed by him to be responsible; and

     (c) Duly executed counterparts hereof signed by the Company, the Agent and each of the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

     4. Except as amended hereby, the Agreement shall continue in full force and effect.

     5. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     6. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              ANADARKO PETROLEUM CORPORATION

                              By  /s/ A. L. Richey
                              Title: Vice President and Treasurer

                              THE CHASE MANHATTAN BANK

                              By     __________________________
                              Title  __________________________


                              MORGAN  GUARANTY TRUST  COMPANY  OF
                                NEW YORK

                              By     __________________________
                              Title  __________________________

                              NATIONSBANK OF TEXAS, N.A.

                              By     ___________________________
                              Title  ___________________________


                              BANK OF AMERICA, ILLINOIS

                              By     ____________________________
                              Title  ____________________________


                              BANK OF MONTREAL

                              By     ____________________________
                              Title  ____________________________


                              THE FIRST NATIONAL BANK OF CHICAGO

                              By     ____________________________
                              Title  ____________________________


                              MELLON BANK, N.A.

                              By     _____________________________
                              Title  _____________________________


                              UNION BANK OF SWITZERLAND,
                                   Houston Agency

                              By     _____________________________
                              Title  _____________________________


                              THE CHASE MANHATTAN BANK, as Agent

                              By     _____________________________
                              Title  _____________________________



                                                  EXHIBIT A
                        PRICING SCHEDULE

     The  "Eurodollar  Margin", "CD Margin" and  "Commitment  Fee
Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Level that exists on such day:

            Level I   Level II   Level III  Level IV   Level V    Level VI

Eurodollar
Margin . . 22.5/100   25/100     27.5/100   32.5/100   42.5/100  62.5/100
           of 1%      of 1%      of 1%      of 1%      of 1%     of 1%

CD  Margin
 .  . . . . 35/100     37.5/100   40/100     45/100     55/100    75/100
 . .        of 1%      of 1%      of 1%      of 1%      of 1%     of 1%

Commitment
Fee . . .  7.5/100    8.5/100    9/100      11/100     15/100    17.5/100
           of 1%      of 1%      of 1%      of 1%      of 1%     of 1%

     For purposes of this Schedule, the following terms have the following meanings:

     "Level"  refers to the determination of which  of  Level  I,
Level II, Level III, Level IV, Level V or Level VI exists at  any
date.   The  higher  rating of S&P or Moodys will  determine  the
Level to be used.

     "Level I" exists at any date if, at such date, the Company's long-term debt is rated A or higher by S&P or A2 or higher by Moodys.

     "Level II" exists at any date if, at such date, the Company's long-term debt is rated A- by S&P or A3 by Moodys.

     "Level III" exists at any date if, at such date, the Company's long-term debt is rated BBB+ by S&P or Baa1 by Moodys.

     "Level IV" exists at any date if, at such date, the Company's long-term debt is rated BBB by S&P or Baa2 by Moodys.

     "Level V" exists at any date if, at such date, the Company's long-term debt is rated BBB- by S&P or Baa3 by Moodys.

     "Level VI" exists at any date if, at such date, the Company's long-term debt is rated below BBB- by S&P and Baa3 by Moodys.

     The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt securities of the Company shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

           THIRD AMENDMENT TO 364-DAY CREDIT AGREEMENT


     Amendment, dated as of June 13, 1997, among ANADARKO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), the Banks named on the signature pages hereof (individually a "bank" and collectively the "banks") and THE CHASE MANHATTAN BANK, as Agent for the Banks (the "Agent").

     WHEREAS, the Company, the Banks and the Agent have entered into a 364-Day Credit Agreement, dated as of May 24, 1994 (as amended by the First Amendment to 364-Day Credit Agreement, dated as of May 23, 1995, and the Second Amendment to the 364-Day Credit Agreement, dated as of May 21, 1996, the "Agreement"), and desire further to amend the Agreement in the manner and to the extent herein provided.

     NOW THEREFORE, the Company, each Bank and the Agent agree as follows:

     1. As used herein, the term "Amendment Date" shall mean June 13, 1997 or such other date as the parties hereafter shall agree upon. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned such term in the Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

     2.    The  Company,  the  Banks and the  Agent  agree  that,
subject to the conditions set forth in Section 3 hereof,   as  of
the date hereof the Agreement shall be amended as follows:

     (a) Section 1.01 of the Agreement shall be amended as follows:

          (i) The definition of "Agent" shall be amended by replacing "Chemical Bank" with "The Chase Manhattan
          Bank".

          (ii)  The definition of "Chemical" is replaced  in  its
          entirety by "'Chase' - Chase Manhattan Bank".   Except
          as otherwise expressly provided herein, each reference to "Chemical" contained in the Agreement shall from and after the date hereof be replaced by a reference to "Chase".

          (iii) The definition of "Commitment" shall be replaced in its entirety by the following:

               "  'Commitment' - As to each  Bank,
               its obligation to make Loans to the
               Company pursuant to Section 2.01 in
               the  amount set forth opposite  its
               name below, as such obligation  may
               be   reduced   pursuant   to   this
               Agreement:

                                        Amount of   Percentage of
Bank                                    Commitment     Commitment
The Chase Manhattan Bank            $ 19,642,857.13     15.71%
Morgan Guaranty Trust Company
     of New York                    $ 16,964,285.71     13.57%
NationsBank of Texas, N.A.          $ 16,964,285.71     13.57%
Bank of America, Illinois           $ 14,285,714.29     11.43%
Bank of Montreal                    $ 14,285,714.29     11.43%
The First National Bank of Chicago  $ 14,285,714.29     11.43%
Mellon Bank, N.A.                   $ 14,285,714.29     11.43%
Union Bank of Switzerland,
      Houston Agency                $ 14,285,714.29     11.43%
        TOTAL                       $125,000,000.00    100.00%"

            (iv) The definition of "Termination Date" shall be amended by replacing the date "May 20, 1997" with the date "June 11, 1998" and replacing the date "June
          30, 2001" with the date "June 30, 2002".

     (b) The Pricing Schedule in the form of Exhibit A shall be replaced in its entirety by the Pricing Schedule in the form of Exhibit A attached hereto.

     3. The amendments specified in Section 2 hereof shall be effective as of the date hereof upon the receipt by the Agent, on or prior to the Amendment Date, of:

     (a) A certificate signed by a responsible officer of the Company, dated the Amendment Date, to the effect that:

          (i)   the  representations and warranties contained  in
          Section 3.01 of the Agreement are true and accurate on and as of the Amendment Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

          (ii) no event has occurred and is continuing, or would result from the execution, delivery and performance of this Amendment, which constitutes an Event of Default or would constitute an Event of Default with the giving of notice or the lapse of time, or both; and

          (iii) the Company is in compliance with all the terms, covenants and conditions of the Agreement which are binding upon it;
     (b) An opinion of the General Counsel of the Company, dated the Amendment Date, to the effect that:

          (i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation and is in good standing in the States of Colorado, Kansas, Louisiana, Montana, Nevada, New Mexico, Oklahoma, Texas and Wyoming;

          (ii) this Amendment has been duly authorized, executed and delivered by the Company;

          (iii) this Amendment, assuming due authorization, execution and delivery hereof by the Banks and the Agent, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (iv) the execution, delivery and performance by the Company of this Amendment will not (x) conflict with the restated certificate of incorporation or by-laws of the Company, each as in effect on the date of such opinion, (y) contravene any applicable provision of any applicable law or applicable order or (z) conflict with any provision of any indenture, loan agreement or other similar agreement or instrument known to such counsel (having made due inquiry with respect thereto) binding on the Company or affecting its property;

          (v) no authorization, consent or approval of any governmental body or agency of the State of Texas or the United States of America which has not been obtained is required in connection with the execution, delivery and performance by the Company of this Amendment; and

          (vi) to the knowledge of such counsel (having made due inquiry with respect thereto), there is no proceeding pending or threatened before any court or administrative agency which, in the opinion of such counsel, will result in a final determination which would have the effect of preventing the Company from carrying on its business or from meeting its current and anticipated obligations on a timely basis.

     In  rendering  such  opinion, the  General  Counsel  of  the
     Company shall opine only as to matters governed by the Federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the
     State of Delaware and such counsel may state that he has relied on certificates of state officials as to qualification to do business and good standing certificates of officers of the Company and other sources believed by him to be responsible; and

     (c) Duly executed counterparts hereof signed by the Company, the Agent and each of the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

     4. Except as amended hereby, the Agreement shall continue in full force and effect.

     5. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     6. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                              ANADARKO PETROLEUM CORPORATION

                              By /s/ A. L. Richey
                              Title: Vice President and Treasurer


                              THE CHASE MANHATTAN BANK

                              By     ___________________________
                              Title  ___________________________


                              MORGAN  GUARANTY TRUST  COMPANY  OF
                                NEW YORK

                              By     ____________________________
                              Title  ____________________________



                              NATIONSBANK OF TEXAS, N.A.

                              By     ____________________________
                              Title  ____________________________


                              BANK OF AMERICA, ILLINOIS

                              By     ____________________________
                              Title  ____________________________


                              BANK OF MONTREAL

                              By     _____________________________
                              Title  _____________________________


                              THE FIRST NATIONAL BANK OF CHICAGO

                              By    _____________________________
                              Title _____________________________


                              MELLON BANK, N.A.

                              By     ____________________________
                              Title  ____________________________


                              UNION BANK OF SWITZERLAND,
                                   Houston Agency

                              By    _____________________________
                              Title _____________________________


                              THE CHASE MANHATTAN BANK, as Agent

                              By     ____________________________
                              Title  ____________________________


                                                  EXHIBIT A
                        PRICING SCHEDULE

     The  "Eurodollar  Margin", "CD Margin" and  "Commitment  Fee
Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Level that exists on such day:

            Level I    Level II  Level III  Level IV  Level V    Level VI

Eurodollar
Margin .   22.5/100   25/100     27.5/100   32.5/100  42.5/100   62.5/100
           of 1%      of 1%      of 1%      of 1%     of 1%      of 1%

CD  Margin
 .  . . . . 35/100     37.5/100   40/100     45/100    55/100    75/100
 .          of 1%      of 1%      of 1%      of 1%     of 1%     of 1%

Commitment
Fee . .    5.5/100    6.5/100    7/100      9/100     12.5/100  15/100
           of 1%      of 1%      of 1%      of 1%     of 1%     of 1%

     For purposes of this Schedule, the following terms have the following meanings:

     "Level"  refers to the determination of which  of  Level  I,
Level II, Level III, Level IV, Level V or Level VI exists at  any
date.   The  higher  rating of S&P or Moodys will  determine  the
Level to be used.

     "Level I" exists at any date if, at such date, the Company's long-term debt is rated A or higher by S&P or A2 or higher by Moodys.

     "Level II" exists at any date if, at such date, the Company's long-term debt is rated A- by S&P or A3 by Moodys.

     "Level III" exists at any date if, at such date, the Company's long-term debt is rated BBB+ by S&P or Baa1 by Moodys.

     "Level IV" exists at any date if, at such date, the Company's long-term debt is rated BBB by S&P or Baa2 by Moodys.

     "Level V" exists at any date if, at such date, the Company's long-term debt is rated BBB- by S&P or Baa3 by Moodys.

     "Level VI" exists at any date if, at such date, the Company's long-term debt is rated below BBB- by S&P and Baa3 by Moodys.

     The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt securities of the Company shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.